UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2025

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way
Hayward, California 94545
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 30, 2025, Pulse Biosciences, Inc. (the “Company”) held, via live audio webcast, a special meeting of stockholders (the “Special Meeting”). Stockholders of record at the close of business on August 25, 2025 (the “Record Date”) were entitled to vote at the Special Meeting. Of the common stock eligible to be voted, 53,011,701 shares were represented at the Special Meeting, either in person or by proxy, constituting a quorum.

Stockholders were asked to vote on the following items at the Special Meeting (the “Proposals”):

1.	To approve an amendment to the Company’s 2017 Equity Incentive Plan (the “Equity Plan”) to increase the number of shares of the Company’s common stock issuable under the Equity Plan by two million shares and to change the definition of "Consultant" found in the Equity Plan so that the Company can grant equity awards under the Equity Plan to any natural person rendering bona fide services to the Company while engaged by a third-party, such as a payrolling service or employer of record; and

2.	Subject to approval of Proposal 1, to ratify options to acquire up to 1.1 million shares of Company common stock, in aggregate, specifically the options awarded under the Equity Plan on August 9, 2024, subject to future stockholder approval, to three Company directors for their service on the Company's Strategic Advisory Committee, as well as the options awarded under the Equity Plan on January 21, 2025, subject to future stockholder approval, to three Company consultants.

Both Proposals were approved at the Special Meeting by the requisite vote of the Company’s stockholders in accordance with the recommendation of the Company’s Board of Directors. The voting results for each of these Proposals are detailed below:

Proposal 1.	Amendment of the Equity Plan

For	Against	Abstained	Broker Non-votes
50,247,945	2,753,901	9,855	N/A

Proposal 2.	Ratification of Awards

For	Against	Abstained	Broker Non-votes
50,242,345	2,759,002	10,354	N/A

ITEM 8.01	OTHER EVENTS

On September 30, 2025, the Company's stockholders ratified the grant of options awarded by the Company to certain Company directors on August 9, 2024, including one who is presently also serving as the Company's Chief Executive Officer, Paul A. LaViolette, to purchase up to 600,000 shares of Company common stock, in aggregate (the “Awards”). Each of the Awards has an exercise price of $15.65 per share, a ten year term and will vest as follows: one fourth (1/4th) of the shares subject to these Awards will vest on the date of the Company's next annual meeting and the remaining three fourths (3/4ths) of the shares subject to these Awards will vest on a monthly basis thereafter, subject to the director and/or officer, as applicable, continuing to serve as a member of the Strategic Advisor Committee through each vesting date.

Below is a summary of the Awards granted to the Company’s directors on August 9, 2024, which were ratified at the Special Meeting:

Name and Position	Number of Options to Purchase Shares of Common Stock
Reporting Executive and/or Director
Paul A. LaViolette	200,000
Manmeet S. Soni	200,000
Mahkam Zanganeh	200,000
Total	600,000

Mr. LaViolette became the Company's President and Chief Executive Officer on January 9, 2025, and he continues to serve as an ex officio member of the Strategic Advisory Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: October 1, 2025	By:	/s/ Jon Skinner
Jon Skinner
Chief Financial Officer (Principal Financial Officer)